                                                                   EXHIBIT 10.14



                    CONTRIBUTION, CONVEYANCE, ASSIGNMENT AND
                              ASSUMPTION AGREEMENT

     THIS AGREEMENT (the "Agreement"), is made this 31st day of July, 2001, by and among the following parties:

          INERGY PARTNERS, LLC, a Delaware limited liability company
          ("Partners");
          INERGY PROPANE, LLC, a Delaware limited liability company ("Propane"); NEW INERGY PROPANE, LLC, a Delaware limited liability company ("New Propane");
          INERGY, L. P., a Delaware limited partnership ("MLP");
          INERGY GP, LLC, a Delaware limited liability company ("GP");
          INERGY HOLDINGS, LLC, a Delaware limited liability company
          ("Holdings");
          INERGY SALES & SERVICE, INC., a Delaware corporation ("Inergy S & S"); WILSON OIL COMPANY OF JOHNSTON COUNTY, INC., a North Carolina corporation ("Wilson");
          ROLESVILLE GAS AND OIL COMPANY, a North Carolina corporation ("Rolesville"); and
          L & L TRANSPORTATION, LLC, a Delaware limited liability company
          ("L & L Transportation").

     WITNESSETH:

     WHEREAS, Holdings has caused to be organized GP as a Delaware limited liability company and, in that regard, acquired all of the interests in GP in exchange for a cash capital contribution of $1,000; and

     WHEREAS, Partners has caused to be organized New Propane as a Delaware limited liability company and, in that regard, acquired all of the interests in New Propane in exchange for a cash capital contribution of $1,000; and

     WHEREAS, GP and Partners have caused to be organized MLP as a Delaware limited partnership of which GP is the managing general partner (with no economic interest) and of which Partners is a non-managing general partner with a 2% non-managing general partner interest and is a limited partner with a 98% limited partner interest, all in exchange for an aggregate cash contribution by Partners to MLP of $1,000; and

     WHEREAS, Propane has caused to be organized Inergy S & S as a Delaware corporation of which Propane acquired all of the issued and outstanding capital stock of Inergy S & S which was received in exchange for a cash contribution by Propane to Inergy S & S of $1,000; and

     WHEREAS, attached hereto as Exhibit A is a diagram of the ownership structure of each of the parties hereto as it existed immediately prior to the transactions provided for herein; and

     WHEREAS, MLP has filed a registration statement (together with all amendments thereto, the "Registration Statement") with the Securities and Exchange Commission to register the sale to the public of Common Units (the "MLP Common Units") of MLP (such sale to be referred to herein as the "IPO"); and

     WHEREAS, MLP has entered into an underwriting agreement (the "Underwriting Agreement") with a group of underwriters respecting such IPO and caused the Registration Statement to become effective to permit the sale of MLP Common Units to the public; and

     WHEREAS, there are various transactions among the parties hereto which must occur preparatory to completing such IPO, and the parties desire to effect such transactions as hereinafter set forth;

     NOW, THEREFORE, the parties hereto do hereby agree as follows:

                                   ARTICLE I

                  CONTRIBUTIONS OF ASSETS AND VARIOUS INTERESTS

     1. Contribution of Assets by Partners to Propane. By its execution and delivery of this Agreement and as a capital contribution to Propane, Partners hereby grants, contributes, transfers, assigns and conveys to Propane, its successors and assigns, for its and their own use forever, all right, title and interest in and to the assets used in the wholesale propane business conducted by Partners and listed on Exhibit B hereto (the "Assets") other than (a) $1,837,000 in cash and cash equivalents held by Partners and (b) the stock of Wilson. Propane hereby accepts the Assets as a capital contribution.

     TO HAVE AND HOLD the Assets unto Propane, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2. Contribution of Partners' Interest in Propane to MLP and Issuance of MLP Units to Partners.

     (a) By its execution and delivery of this Agreement, Partners hereby grants, contributes, transfers, assigns and conveys to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the 100% common interest in Propane owned by Partners (the "Partners Interest in Propane").

     TO HAVE AND HOLD the Partners Interest in Propane unto MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     (b) The grant, contribution, transfer, assignment and conveyance provided for in Section 2(a) above is hereby accepted by MLP and MLP hereby (i) agrees to the continuation of Partners' 2% non-managing general partner Interest in MLP and all rights related thereto, (ii) issues to Partners 3,143,143 Senior Subordinated Units of MLP ("MLP Senior Subordinated Units"), (iii) issues to Partners 497,839 Junior Subordinated Units of MLP ("MLP Junior Subordinated Units"), (iv) issues to Partners the Incentive Distribution Rights of MLP and
(v) subject to Article III hereof, assumes the obligations of Partners under certain Subordinated Debentures, dated January 12, 2001, in the aggregate principal amount of $5,000,000 (the "Subordinated Debentures").

     (c) By its execution and delivery of this Agreement, Wilson and Rolesville each hereby consents to the transfer referenced in Section 2(a) above.

     3. Contribution of MLP Units by Partners to New Propane. By its execution and delivery of this Agreement, Partners hereby grants, contributes, transfers, conveys and assigns to New Propane, its successors and assigns, for its and their own use forever, all right, title and interest in and to 1,136,687 MLP Senior Subordinated Units and 497,839 MLP Junior Subordinated Units owned by Partners in exchange for the continuation of Partners' ownership of 100% of the common interest of New Propane (the "New Propane Common Interest"). New Propane hereby accepts such transfer of MLP Senior Subordinated Units and MLP Junior Subordinated Units from Partners and acknowledges the issuance to and ownership by Partners of all of the New Propane Common Interest.

     TO HAVE AND HOLD the 1,136,687 MLP Senior Subordinated Units and 497,839 MLP Junior Subordinated Units unto New Propane, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     TO HAVE AND HOLD the New Propane Common Interest unto Partners, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     4. Rolesville and Wilson Exchanges.

     (a) By its execution and delivery of this Agreement, Rolesville hereby grants, contributes, transfers, conveys and assigns to New Propane, its successors and assigns, for its and their own use forever, all right, title and interest in and to a $2,780,000 preferred interest in Propane owned by Rolesville (the "Rolesville Propane Interest") in exchange for a $2,780,000 preferred interest in New Propane (the "Rolesville New Propane Interest").

     TO HAVE AND HOLD the Rolesville Propane Interest unto New Propane, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     TO HAVE AND HOLD the Rolesville New Propane Interest unto Rolesville, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     (b) By its execution and delivery of this Agreement, Wilson, hereby grants, contributes, transfers, conveys and assigns to New Propane, its successors and assigns, for its and their own use forever, all right, title and interest in and to a $2,608,385 preferred interest in Propane owned by Wilson (the "Wilson Propane Interest") in exchange for a $2,608,385 preferred interest in New Propane (the "Wilson New Propane Interest").

     TO HAVE AND HOLD the Wilson Propane Interest unto New Propane, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     TO HAVE AND HOLD the Wilson New Propane Interest unto Wilson, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     (c) New Propane hereby accepts the assignments and transfers made in Sections 4(a) and 4(b) and acknowledges the issuance of the preferred interests in New Propane as referenced in said sections.

     5. Contribution of Preferred Interest in Propane Held by New Propane. By its execution and delivery of this Agreement, New Propane hereby grants, contributes, transfers, conveys and assigns to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to a $5,388,385 preferred interest in Propane held by New Propane (the "New Propane Interest in Propane") in exchange for 170,224 MLP Senior Subordinated Units and 74,703 MLP Junior Subordinated Units. MLP hereby accepts the foregoing transfer and assignment and acknowledges the issuance of the foregoing MLP Units to New Propane.

     TO HAVE AND HOLD the New Propane Interest in Propane unto MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     TO HAVE AND HOLD the 170,224 MLP Senior Subordinated Units and 74,703 MLP Junior Subordinated Units unto New Propane, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     6. Contribution of Cash by Public to MLP. The parties to this Agreement acknowledge a cash contribution of $40,480,000 ($37,646,400 after payment of underwriting discounts and commissions) from the public to the MLP in exchange for 1,840,000 MLP Common Units. The foregoing includes exercise of the underwriters' over-allotment option granted in the Underwriting Agreement.

     7. Contribution of Cash by MLP to Propane. By its execution and delivery of this Agreement, MLP hereby grants, contributes, transfers, conveys and assigns to Propane, its successors and assigns, for its and their own use forever, all cash and cash equivalents MLP holds as a result of the transactions described above, as a result of the IPO and otherwise. Propane hereby accepts such cash as a capital contribution.

     8. Propane Uses Cash to Pay Transaction Costs. By its execution and delivery of this Agreement, Propane hereby agrees to use the cash contributed by MLP to Propane pursuant to Section 7 above to pay all transaction costs relating to the IPO (estimated to be $5.3 million, including approximately $2.8 million in underwriting discounts and commissions) and retire approximately $35,180,000 of Propane's outstanding indebtedness.

     9. Transfer of Incentive Distribution Rights by Partners to Holdings. By its execution and delivery of this Agreement, Partners hereby grants, contributes, transfers, conveys and assigns to Holdings, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the Incentive Distribution Rights of MLP in redemption of a one-tenth of one percent (.1%) common interest in Partners held by Holdings (the "Holdings Interest in Partners").

     TO HAVE AND HOLD the Incentive Distribution Rights unto Holdings, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     TO HAVE AND HOLD the Holdings Interest in Partners unto New Propane, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     10. Redemption of Certain Preferred Interest in Partners. By its execution and delivery of this Agreement, Partners hereby agrees to distribute to certain members of Partners an aggregate of 2,006,456 MLP Senior Subordinated Units in redemption of $44,142,032 in preferred interests (after giving effect to certain provisions of Partners' Limited Liability Company Agreement which adjust the preferred capital accounts of certain holders of preferred interests as a result of the IPO) held by such members of Partners.

     TO HAVE AND HOLD 2,006,456 MLP Senior Subordinated Units unto certain members of Partners, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

                                   ARTICLE II

                              POST-CLOSING MATTERS

     1. Transfer of Assets to S & S Services. By its execution and delivery of this Agreement, Propane hereby grants, contributes, transfers, conveys and assigns to S & S Services, its successors and assigns, for its and their own use forever, all of their respective right, title and interest in and to the assets (the "Sales and Service Assets") listed on Exhibit C as a capital contribution to S & S Services by Propane. S & S Services accepts the Sales and Service Assets as a capital contribution.

     TO HAVE AND HOLD the Sales and Service Assets unto S & S Services, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2. Redemption of MLP Limited Partner Interest Held by Partners. By its execution and delivery of this Agreement, MLP hereby agrees to redeem the limited partner interest in MLP held by Partners (as the Organizational Limited Partner) in exchange for $990 in cash.

                                   ARTICLE III

                        ASSUMPTION OF CERTAIN LIABILITIES

     1. Assumption of Certain Liabilities of Partners by Propane. In connection with the contribution by Partners of the Assets to Propane, as set forth in
Section 1 of Article I and, with respect to the Subordinated Debentures pursuant to Section 2 of Article I, Propane hereby assumes and agrees to duly and timely pay, perform and discharge all of the Assumed Liabilities, to the full extent that Partners has been heretofore or would have been in the future, were it not for the execution and delivery of this Agreement, obligated to pay, perform and discharge such Assumed Liabilities; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Assumed Liabilities shall not (i) increase the obligation of Propane with respect to the Assumed Liabilities beyond that of Partners, (ii) waive any valid defense that was available to Propane with respect to such Assumed Liabilities or (iii) enlarge any rights or remedies of any third party under any of the Assumed Liabilities.

     2. As used in this Article III, the term "Assumed Liabilities" means all of Partners' liabilities arising from or relating to the Subordinated Debentures and the Assets, of every kind, character and description, whether known or unknown, accrued or

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contingent, and whether or not reflected on the books and records of Partners, excluding liabilities for which Partners has agreed to indemnify the MLP Entities (as hereinafter defined) pursuant to Article IV.

                                   ARTICLE IV

                                 INDEMNIFICATION

     1. Indemnification.

     (a) Partners, on behalf of itself and its Affiliates (as defined in the Amended and Restated Agreement of Limited Partnership of the MLP) excluding the MLP Entities (as hereinafter defined), shall indemnify, defend and hold harmless the MLP, Propane, Inergy S&S, L&L Transportation LLC and Inergy Transportation LLC (the "MLP Entities") from and against all federal, state and local income tax liabilities attributable to the operation of the Assets and to the operation of the Assets of Propane, in each case, prior to the date of this Agreement, including any such income tax liabilities of any of Partners and its Affiliates that may result from the consummation of the transactions provided for in Sections 1, 2(a) and 5 of Article I of this Agreement.

     (b) As used in this Article IV, the term "Indemnifying Party" refers to Partners in the case of any indemnification obligation arising under paragraph
(a) above, and the term "Indemnified Party" refers to the MLP Entities, as applicable, in the case of any indemnification obligation arising under paragraph (a) above.

     (c) If any action, suit or proceeding shall be brought against an Indemnified Party, or if the Indemnified Party should otherwise become aware of facts giving rise to a claim for indemnification pursuant to paragraph (a) above, the Indemnified Party shall promptly notify the Indemnifying Party in writing specifying the nature of and specific basis for such claim.

     (d) The Indemnifying Party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against the Indemnified Party that are covered by the indemnification set forth in paragraph (a) above including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such matter or any issues relating thereto; provided, however, that no such settlement shall be entered into without the consent of the Indemnified Party unless it includes a full release of the Indemnified Party from such matter or issues, as the case may be.

     (e) The Indemnified Party agrees, at its own cost and expense, to cooperate fully with the Indemnifying Party with respect to all aspects of the defense of any claims covered by the indemnification set forth in paragraph (a) above, including, without limitation, the prompt furnishing to the Indemnifying Party of any correspondence or other notice relating thereto that the Indemnified Party may receive, permitting the name(s) of the Indemnified Party to be utilized in connection with such defense, the making available to the Indemnifying Party of any files, records or other information of the Indemnified Party that the Indemnifying Party considers relevant to such defense and the making available to the Indemnifying Party of any employees of the Indemnified Party; provided, however, that in connection therewith the Indemnifying Party agrees to use reasonable efforts to minimize the impact thereof on the operations of such Indemnified Party. In no event shall the obligation of the Indemnified Party to cooperate with the Indemnifying Party as set forth in the immediately preceding sentence be construed as imposing upon the Indemnified Party an obligation to hire and pay for counsel in connection with the defense of any claims covered by the indemnification set forth in this Article IV; provided, however, that an Indemnified Party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense. The Indemnifying Party agrees to keep any such counsel hired by the Indemnified Party reasonably informed as to the status of any such defense, but the Indemnifying Party shall have the right to retain sole control over such defense.

         (f) In determining the amount of any Losses (as hereinafter defined) for which any Indemnified Party is entitled to indemnification under this
Article V, the gross amount thereof will be reduced by any insurance proceeds realized or to be realized by such Indemnified Party, and such correlative insurance benefit shall be net of any insurance premium that becomes due as a result of such claim. "Losses" shall mean means all liabilities, losses, costs, damages (including punitive, consequential and treble damages), penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation), and also including any expenditures or expenses incurred to cover, remedy or rectify any such Losses.

                                    ARTICLE V

                                  MISCELLANEOUS

     1. Order of Transactions. The transactions provided for in Articles I, II and III of this Agreement shall be completed in the following order:

          (a) First, the transactions provided for in Articles I and III shall be completed;

          (b) Second, the transactions provided for in Article II shall be completed.

     2. Amendments to Organizational Documents.

     (a) The Agreement of Limited Partnership of MLP will be amended and restated to reflect the matters set forth in Articles I and II of this Agreement.

     (b) The Limited Liability Company Agreements of the following will be amended (or amended and restated) to reflect the applicable matters set forth in Articles I and II of this Agreement:

          (i) Partners;

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          (ii) New Propane; and
          (iii) Propane.

     3. Representations and Warranties. Each party hereto represents and warrants to each of the other parties hereto as follows:

          (a) Such party has the right, power and authority for, and has taken all necessary corporate and other action to authorize, the execution, delivery and performance of this Agreement;

          (b) This Agreement has been duly executed and delivered by the duly authorized officers of such party and constitutes the legal, valid and binding obligation of such party, enforceable in accordance with its terms; and

          (c) Any property or right being transferred and assigned by such party hereunder to another party is owned by such transferor/assignor, free and clear of all liens, claims and encumbrances, and upon such transfer the transferee/assignee will succeed to all right, title and ownership in such property or right, other than any security interest, mortgage, lien, claim or encumbrance created pursuant to the Third Amended and Restated Credit Agreement, dated as of July 25, 2001, among Propane, First Union National Bank, as Administrative Agent, and the Lenders named therein.

THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT FOR THE FOREGOING REPRESENTATIONS AND WARRANTIES, ALL PROPERTY AND RIGHTS TRANSFERRED AND ASSIGNED PURSUANT TO THIS AGREEMENT ARE BEING TRANSFERRED AND ASSIGNED ON AN AS-IS, WHERE-IS BASIS, AND NO OTHER REPRESENTATIONS OR WARRANTIES ARE MADE WITH RESPECT TO SUCH PROPERTY OR RIGHTS.

     4. Costs. Each transferee/assignee hereunder shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith.

     5. Headings. All section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof.

     6. Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

     7. No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

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     8. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

     10. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the parties as expressed in this Agreement at the time of execution of this Agreement.

     11. Deed; Bill of Sale; Assignment. To the extent required by applicable law, this Agreement shall also constitute a "deed," "bill of sale" or "assignment" of the Assets.

     12. Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto.

     13. Integration. This Agreement supersedes all previous understandings or agreements between the parties, whether oral or written, with respect to its subject matter. This document is an integrated agreement which contains the entire understanding of the parties. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

     14. Further Assurances. Each party hereto agrees to execute and deliver such additional instruments, documents and certifications and to take such other action as is necessary or appropriate to carry out the purpose and intent of this Agreement and the transactions contemplated herein.

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

     IN WITNESS WHEREOF, the undersigned have executed the foregoing Agreement as of the day and year first above written.

INERGY HOLDINGS, LLC                        INERGY, L. P.

                                            By:  Inergy GP, LLC
                                                   (its General Partner)
By
   ---------------------------------
     John J. Sherman, President

                                                 By
                                                    ----------------------------
                                                    John J. Sherman
                                                    President of Inergy GP, LLC

INERGY PARTNERS, LLC                        INERGY PROPANE, LLC


By                                          By
   ---------------------------------           ---------------------------------
     John J. Sherman, President                John J. Sherman, President


INERGY GP, LLC                              L & L TRANSPORTATION, LLC


By                                          By
   ---------------------------------           ---------------------------------
     John J. Sherman, President                John J. Sherman, President


NEW INERGY PROPANE, LLC                     INERGY TRANSPORTATION, LLC


By                                          By
   ---------------------------------           ---------------------------------
     John J. Sherman, President                John J. Sherman, President


INERGY SALES & SERVICE, INC.                WILSON OIL COMPANY OF
                                            JOHNSTON COUNTY, INC.


By                                          By
   ---------------------------------           ---------------------------------
     John J. Sherman, President                John J. Sherman, President

ROLESVILLE GAS AND OIL                      L & L TRANSPORTATION, LLC
COMPANY

By                                          By
   ---------------------------------           ---------------------------------
     John J. Sherman, President                John J. Sherman, President

                                       12
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                                    EXHIBIT B

                         Description of Wholesale Assets

All of the following assets of Inergy Partners, LLC:

     Cash (other than $1,837,000)
     Accounts receivable (excluding intercompany balances with Wilson Oil Co.) Propane inventory
     Prepaid insurance
     Other prepaid expenses
     Inventory deposits
     Fixed assets:
          Leasehold improvements
          Furniture and fixtures
          Computer equipment
     Intangible assets:
          Goodwill
          Customer accounts
          Organization costs
          Deferred financing costs
          Deferred acquisition costs
     Lease relating to office space at 1101 Walnut, Suite 1500, Kansas
     City, Missouri

                                    EXHIBIT C

            Inergy Propane Assets to be Transferred to S & S Services

All of the following assets of Inergy Propane, LLC:

     All appliance inventories (excluding those in Indiana and Michigan), including:

          Gas grills
          Artificial fireplace logs
          Space and room heaters
          Radio Shack inventories
          Other miscellaneous appliances
     Parts and fittings inventories relating to the above appliances and propane tank repairs (excluding those in Indiana and Michigan)
     Other tangible assets:

          Service vehicles:
                  Location                  No. of vehicles
                  Tennessee                        6
                  North Carolina                  10
                  Illinois                         3

     Radio Shack stores and related furniture and fixtures